UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2025

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6363 Main Street

Williamsville, New York 14221

(Address of principal executive offices, including zip code)

(716) 857-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2025, National Fuel Gas Company (the “Company”) entered into a Consulting Services Agreement (the “Agreement”) with Donna L. DeCarolis, President of National Fuel Gas Distribution Corporation (“Distribution Corporation”), a wholly-owned subsidiary of the Company. As previously disclosed by the Company, Ms. DeCarolis has determined to retire from employment with the Company on July 1, 2025 (the “Retirement Date”).

The Agreement provides that, from the Retirement Date until July 1, 2028, Ms. DeCarolis will provide to the Company such consulting services as the Chief Executive Officer may reasonably request from time to time. It is anticipated that such consulting services will consist of providing support to the Company (a) as a policy consultant and member of the New York State Climate Action Council, and (b) with respect to ongoing New York State energy policy matters, maintenance of relationships with key energy policy contacts, and internal policy positions and legislative or advocacy initiatives for the Company. In no event will Ms. DeCarolis perform services under the Agreement at a level that would require her to devote to such services 20% or more of the average level of bona fide services performed by Ms. DeCarolis while she was an employee of the Company over the 36-month period immediately preceding the Retirement Date.

In performing the services under the Agreement and during the Consulting Period, Ms. DeCarolis will be treated as an independent contractor and will not have the power or authority to contract in the name of, or bind, the Company. In respect of the services to be performed, the Company will pay Ms. DeCarolis a consulting fee of $15,000 per month (an aggregate of $540,000 over three years). The Company will also provide Ms. DeCarolis with a personal computer for the services provided, continued access to Company subscriptions, and reimbursements for travel related to the consulting services.

The Agreement also contains provisions addressing, among other things, non-disclosure of confidential information, non-competition, non-solicitation of employees, and indemnification.

As previously disclosed by the Company, Ms. DeCarolis will be succeeded as President of Distribution Corporation by Michael D. Colpoys, effective July 1, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

Dated: June 18, 2025	By:	/s/ Lee E. Hartz
	Name:	Lee E. Hartz
	Title:	General Counsel and Secretary